Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-139517 filed December 20, 2006) of Kreisler Manufacturing Corporation (the “Company”) of our report dated September 26, 2008 on the consolidated financial statements which appears in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

March 9, 2009

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